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                                                                   Exhibit 10.33

THIS AGREEMENT, made MAY 13, 2003 by and between WEST RENTALS, INC., party of the first part as "LESSOR", said party being of the City of Wheeling, Ohio County, West Virginia, VALLEY NATIONAL GASES, INC. party of the second part as "LESSEE", whereby the parties agree as follows:

LESSOR, in consideration of the rents to be paid and covenants to be performed by LESSEE hereunder, hereby leases to LESSEE for the term and subject to the covenants and conditions hereinafter set forth, the following described premises:

                                 3109 STATE ROAD
                                   CROYDON, PA

TO HAVE AND TO HOLD the above described real estate for the term of (10) TEN YEARS from MAY 13, 2003 and end APRIL 13, 2013 accordingly.

LESSEE for and in consideration of the premises and covenants aforesaid hereby obligates and binds itself to pay or cause to be paid unto said LESSOR, its heirs, administrators, executors, and assigns, the just and minimum sum payable monthly in advance, with the first of said installments to be paid on the first day of the month of occupancy hereinabove referred to and each of the $2,355.00 MINIMUM installments to be paid on the first day of each and every succeeding month thereafter. No security deposit is required.

LESSOR does further grant to LESSEE the option of renewing this lease for an additional period of FIVE (5) years and upon the same terms and conditions as are herein contained, the renewable lease rate will be negotiated; provided, however that notice of such intention to renew must be served in writing by LESSEE upon LESSOR at least sixty (60) days before said expiration date.

If the whole or any part of the Leased Premises shall be acquired or condemned by Eminent for any public or quasi-public purpose, then and in the event, the term of this Lease shall terminate from the date of title vesting in such proceeding. Each party shall preserve its own claims in the proceeding.

The LESSOR will notify the LESSEE within thirty (30) days as to whether the LESSOR will repair the premises, furthermore, the rent will be abated if the LESSEE can not continue business during repairs.

LESSOR will give LESSEE 24 hour notice before it enters the premises. And it is further agreed that the said LESSOR, its heirs, administrators, executors and assigns, may enter into and upon the said leased premises at reasonable hours in the daytime, from ten o'clock in the morning to five o'clock in the afternoon, to examine the same and for three (3) months next preceding the expiration of said terms to permit the usual notices of

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"FOR RENT" and "FOR SALE" to be placed on any outside wall of said premises and remain thereon without hindrance or molestation.

The said LESSEE hereby agrees that it will not transfer or assign this lease, or sublet or underlet the premises aforesaid or nay part thereof, without the written consent of the said LESSOR, its heirs, administrators, executors and assigns, which consent shall not be unreasonably or arbitrarily withheld, except that LESSOR grants LESSEE the right to assign the lease to parent company or affiliate.

The said LESSEE covenants and agrees that it will during the term of this lease, maintain and take good care of the interior and exterior of the Premises including the HVAC equipment and system and plumbing and all equipment and fixtures therein; except that LESSOR shall be responsible for replacements to the roof, foundation, and exterior walls.

LESSEE may, its own expense, either at the commencement of or during the term of this lease, make such alterations in and/or additions to the leased premises, including, without prejudice to the generality of the foregoing, alternations in the water, gas, and electric wiring systems, as may be necessary to fit the same for its business, upon first obtaining the written approval of the LESSOR as to the materials to be used and the manner of making such alterations and/or additions proposed to be made by LESSEE. LESSEE may also, at its own expense, install such counters, racks, shelving, fixtures, fittings, machinery and equipment upon or within the leased premises as LESSEE may consider necessary to the conduct of its business. All alterations, additions or installations shall become the property of LESSOR, without liability on LESSOR'S part to pay for the same. Any person or persons employed by the said LESSEE in the making of any alterations or improvements shall do so at his own risk, said LESSEE has no authority to do anything in relation to the premises leased which will give any person or persons the right of a mechanic's or other lien on said premises, or any part thereof.

And it is expressly agreed between the parties hereto that any indulgence in not enforcing prompt payment of any installment of rent when due, or any other indulgence or deviation from the condition herein granted to the said LESSEE by said LESSOR, shall not be construed as waiving any of the conditions or stipulations herein, and the same shall continue thereafter in as full force and effect as though such indulgence has not been granted.

And, it at any time during the continuance of said lease the LESSEE shall fail to comply with any of the terms, covenants and conditions herein contained, the said LESSOR, its heirs, administrators, executors or assigns, shall have the right to re-enter and possess the premises aforesaid, the same as though this lease had not been made provided, however, that LESSOR shall notify LESSEE promptly in writing of any default under this lease, whereupon LESSEE shall be entitled to thirty (30) days from receipt of said notice in which to cur the default before the provisions of this paragraph becomes operative.

It is expressly agreed between the parties hereto that at the expiration of this lease, or any renewal thereof, should the LESSEE hold over for any reason and the LESSOR accept the

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payment of any rent covering any period of time beyond the term of this lease, or any renewal thereof, then, in the absence of any written agreement to the contrary, continuance by the LESSEE hereunder shall be on a month-to-month basis only.

The LESSEE hereby covenants that it will not make or suffer any use or occupancy of the leased premises contrary to the laws of the State of Pennsylvania, of the United States, or any ordinance of the City of Croydon now or hereafter, in force.

LESSEE agrees to pay all utility bills.

It is also agreed that if all or any part of the premises is taken by or sold under threat of appropriations, this lease will terminate as of date of such taking or sale. The entire award or compensation paid for the property taken or acquired and for damages to residue, if any, will belong entirely to LESSOR, and no amount will be payable to LESSEE. The LESSEE can file its own claim for damages in the event the premises are condemned or taken.

LESSEE agrees to pay state and local service fees. This is a triple net lease. All real estate taxes, insurance and maintenance of the interior and exterior, except roof and structure, will be performed by the tenant.

LESSOR and LESSEE agree that all of the provisions hereof are to be construed as covenants and agreements, as though the word imparting such covenants and agreements were used in each separate paragraph hereof, and should any term or provision of this lease be held to be invalid or unenforceable, then the remainder of this lease shall not be affected thereby, and each term and provision shall be valid and enforceable to the fullest extent permitted by law.

It is further understood and agreed that the LESSOR shall not be liable for any damage, loss or injury which may be sustained or suffered by the said LESSEE or by any third party or parties to it or to their person or property while on said premises, not for any damage or loss to the property of the LESSEE situate in said leased premises, except insofar as said loss, damage or injury may be occasioned by the negligence of the LESSOR, its servants, agents or representatives, while upon said premises, and said LESSEE is to be responsible for and to indemnify and save harmless the LESSOR of and from any and all loss, damage, injury, fines, suits, proceedings, claims, demands and actions of any kind or nature, of anyone whomsoever arising or growing out of or in any wise connected with the occupancy or use of said premises, except as hereinabove expressly excepted.

A. LESSOR agrees to indemnify and hold harmless LESSEE for all losses, claims, damages, or liabilities or causes of action of any kind or nature, arising out of or caused by negligence of the LESSOR.

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         Environmental Laws. Tenant represents, warrants and agrees that it will conduct its activities at the premises in compliance with all applicable Environmental Laws. (as defined in attached exhibit #1). Landlords represents, warrants and agrees that it has in the past and will in the future conduct its activities at the premises in compliance with all applicable Environmental Laws and that to the best of the Landlord' s knowledge the premises are free of Hazardous Substances (as defined in attached exhibit #1) as of the date of this lease.

         Landlord shall be responsible for, and shall promptly conduct any investigations and redemption as required by any Environmental Laws or common law, of all spills or other leases of Hazardous Substance, not generated by Tenant, that have occurred or which may occur at the premises.

         Tenant agrees to define, indemnify and hold Landlord harmless from and against any and all claims, causes of action, demands and liability including, but not limited to, damages, costs, expenses, assessments, penalties, fines, losses, judgments and reasonable attorney's fees that Landlord may suffer due to any Hazardous Substance at the premises generated by the Tenant's Permitted Activities at such Site.

         Landlord agrees to defend, indemnify and hold Tenant harmless from and against all claims, causes of action, demands and liability including, but not limited to, damages, costs, expenses, assessments, penalties, fines, losses, judgments and reasonable attorneys' fees that Tenant may suffer due to nay Hazardous Substance at the premises or the migration of any Hazardous Substance to other properties or released into the environment unless generated by Tenant's Permitted Activities at the premises.

         The indemnification's in this section specifically include costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any governmental authority. The provisions of this section will survive any the expiration or termination of this Lease.

B. The LESSOR covenants and grants the LESSEE quiet enjoyment of the premises as long as the LESSEE is not in default for the duration of the term of lease and any extension there of.

This lease shall be binding upon the parties hereto, their heirs, successors, administrators and assigns.

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IN WITNESS WHEREOF, the parties hereto have set their hands on the day and year first above written.

WITNESSETH:

   /s/  Patricia L. Morrison           BY:  /s/ Robert D. Scherich
 ------------------------------            -------------------------------------
                                          VALLEY NATIONAL GASES, INC. LESSEE

   /s/  Donna Jonson                   BY:  /s/  Gary E. West, President
 ------------------------------            -------------------------------------
                                          WEST RENTALS, INC. LESSOR

LEASES/tm
Croydon

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                                    EXHIBIT 1

                               ENVIRONMENTAL LAWS

         As used in this Lease, "Environmental Laws' means all federal, state and local environmental laws, rules regulations, ordinances, judicial or administrative decrees, orders, decisions, authorizations or permits, including, but not limited to, the Resource Conservation and Recovery Act 42 U.S.C. 6901, et seq., the Clean Air Act, 42 U.S.C. 7401, et seq., the Federal Water Pollution Control, 33 U.S.C. 1251, et seq., the Emergency Planning and Community Right to Know Act, 42 U.S.C. 1101, et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et seq., the Toxic Substance Control Act, 15 U.S.C. 2601, et seq., the Oil Pollution Control Act, 33 U.S.C. 2701, et seq., and WV (state laws), or any other comparable local, state or federal statute or ordinance pertaining to the environmental or natural resources and all regulations pertaining thereto.

         As used in this Lease, "Hazardous Substance" means any hazardous substances as defined by the Comprehensive Environmental Responses, Compensation and Liability Act, as amended from time to time; any hazardous waste as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time: any and all material or substance defined as hazardous pursuant to any federal, state or local laws or regulations or order; and any substance which is or becomes regulated by any federal, state or local governmental authority; any oil, petroleum products and their by-products.

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